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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of
  AMC Entertainment Inc.
Kansas City, Missouri


    We consent to the inclusion in Amendment No. 2 to the registration statement of AMC Entertainment Inc. (the Company) on Form S-2 respecting its Cumulative Convertible Preferred Stock, par value 66 2/3 CENTS per share, of our report dated June 21, 1993 on our audit of the consolidated financial statements of the Company for the fiscal year ended April 1, 1993. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in the registration statement.


    We also consent to the incorporation by reference of our reports on the consolidated financial statements and financial statement schedules dated June 21, 1993, which reports are included in the Company's annual report on Form 10-K for the fiscal year ended April 1, 1993.

/s/ Coopers & Lybrand

Kansas City, Missouri
February 18, 1994